ITEM 77Q(1)(a)  COPIES OF ANY MATERIAL AMENDMENTS
TO THE REGISTRANT'S
CHARTER OR BY-LAWS


FEDERATED STOCK AND BOND FUND, INC.

ARTICLES SUPPLEMENTARY

	Federated Stock and Bond Fund, Inc., a
Maryland corporation
having its principal office in the State of Maryland in Baltimore,
Maryland and an office in Pittsburgh, Pennsylvania
(hereinafter called
the "Corporation"), hereby certifies to the State
Department of
Assessments and Taxation of Maryland that:

         FIRST: The Corporation is authorized to issue 2,000,000,000 shares of common stock, par value $.001 per share, with an aggregate par value of $2,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

         SECOND: The Board of Directors of the
Corporation hereby
classifies 250,000,000 of the authorized but previously unclassified and unissued shares of common stock of the Corporation as follows:

Class	Number of Shares

Federated Stock and  Bond Fund, Inc	250,000,000
Class K Shares

THIRD: Following the aforesaid classification, the Board of Directors of the Corporation (hereinafter called the "Board of Directors") hereby classifies and reclassifies all of the authorized but unissued shares of common stock of the Corporation such that the authorized common stock of the Corporation is classified as follows:

         	Class		Number of Shares

Federated Stock and Bond Fund, Inc. Class A	750,000,000

Federated Stock and Bond Fund, Inc. Class B	500,000,000

Federated Stock and Bond Fund, Inc. Class C	500,000,000

Federated Stock and Bond Fund, Inc. Class K	250,000,000

         FOURTH:	 The shares of common stock
classified hereby shall
be subject to all provisions of the charter relating to stock of the
Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in
Article FOURTH, paragraph (b) of the Corporation's
Articles of
Amendment and Restatement and as set forth below:

         a.  Shares having a common Fund name shall
be invested in a
common investment portfolio and the assets, liabilities, income, expenses, dividends and related liquidation rights belonging to each investment portfolio and allocated among them and among the various classes invested therein shall be as determined by the Board of
Directors of the Corporation in accordance with law.

         b. At such times (which may vary between and among the holders of particular classes of stock invested in a common investment portfolio) as may be determined by the Board of Directors
(or with the
authorization of the Board of Directors, by the Officers of the
Corporation) in accordance with the Investment Company
Act of 1940, as
amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities
Dealers, Inc., and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock invested in any common investment portfolio of the Corporation may be automatically converted into shares of another class of stock invested in the same common investment portfolio of the Corporation based on the relative net asset value of such classes at the time of the conversion, subject, however, to any conditions of the conversion that may be imposed by the
Board of Directors (or with the authorization of the Board of
Directors, by the Officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

         FIFTH: The stock has been classified and reclassified by the
Board of Directors under the authority contained in the Charter of the
Corporation.

         SIXTH: These Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and
Taxation of Maryland.

         IN WITNESS WHEREOF, Federated Stock and Bond
Fund, Inc. has
caused these presents to be signed in its name and on its behalf by its
Executive Vice President and witnessed by its Assistant
Secretary as of
February 27, 2004.

	The undersigned, John W. McGonigle, Executive
Vice President of
the Corporation, hereby acknowledges in the name and on behalf of the
Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:	FEDERATED STOCK AND BOND FUND, INC.


/s/ Todd P. Zerega		By:  /s/ John W. McGonigle
Name:  Todd P. Zerega	Name:  John W. McGonigle
Title:  Assistant Secretary	Title:  Executive Vice President